                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                   FORM 8-K/A

                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


       Date of Report (Date of earliest event reported): November 13, 2000

                               JCC HOLDING COMPANY
               (Exact Name of Registrant as Specified in Charter)

         DELAWARE                        1-12095                  62-1650470
(State or Other Jurisdiction      (Commission File Number)      (IRS Employer
     of Incorporation)                                       Identification No.)


                                 One Canal Place
                           365 Canal Street, Suite 900
                          New Orleans, Louisiana, 70130
              (Address of Principal Executive Offices and Zip Code)

                                 (504) 533-6000
              (Registrant's telephone number, including area code)

         This amended filing is to correct errors in the Company's Current Report on Form 8-K filed on November 14, 2000. Specifically, (i) the Address of our Principal Executive Offices and Zip Code presented has been amended herein to correctly state our address as One Canal Place, 365 Canal Street, Suite 900, New Orleans, Louisiana, 70130, (ii) the statement "We also anticipate that our annual revenues for the year ended December 31, 2000, are projected to be approximately $248 million" presented in Item 9 Regulation FD Disclosure (and related text in the forward-looking statement disclaimer) has been amended herein to correctly state "gross gaming revenues" rather than "annual revenues" for the year ended December 31, 2000, (iii) the description in Item 9 Regulation FD Disclosure of Exhibit 99.2 as a Long-Term Restructuring Term Sheet prepared by Jefferies & Company has been corrected to indicate the document was prepared by us, and (iv) the text "The Casino Tax Advisory Committee was assembled by the Mayor of New Orleans to document its findings on the economic impact of the Harrah's New Orleans Casino, owned by Jazz Casino Company, L.L.C., our wholly owned subsidiary, and make recommendations to the State of Louisiana regarding the $100 million minimum payment due to the State of Louisiana. The Committee is scheduled to report their findings and recommendations to the State subsequent to November 23, 2000" in Item 9 has been amended herein to correctly state the Casino Tax Advisory Committee will report its findings and recommendations to the Mayor of New Orleans rather than to the State of Louisiana, that such findings and recommendations are currently scheduled to be presented by November 20, 2000 and that the Committee was also charged to examine other issues related to the casino, including the $100 million minimum annual payment to the State of Louisiana.

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION, AND EXHIBITS.

         (c)  Exhibits.

         The following exhibits are filed herewith:

         99.1 Slide Presentation from November 13, 2000 presentation by Jefferies & Company, JCC Holding Company's investment advisors, to the Casino Tax Advisory Commission

         99.2      Long-Term Restructuring Term Sheet prepared by the Company

ITEM 9.  REGULATION FD DISCLOSURE.

         On November 13, 2000, Jefferies & Company, Inc., our financial advisors presented a proposed plan for restructuring our financial obligations based upon the analysis and advice of our financial advisors. During this presentation, we proposed various concessions to be made by our securities holders, our lenders, our affiliates, Harrah's Entertainment, Inc., Harrah's Operating Company, Harrah's New Orleans Management Company (the manager of the casino and a wholly controlled affiliate of Harrah's Entertainment, Inc.), the State of Louisiana, and other parties to whom we have contractual or legal obligations. Among other things, the proposal included a provision to eliminate current equity holders through a bankruptcy proceeding.

         We also announced that we anticipate our gross gaming revenues for the year ended December 31, 2000, are projected to be approximately $248 million. Jefferies & Company further announced that they estimate, based on current operations and existing contractual obligations, the level of monthly gross gaming revenues needed for us to break even on a profit and loss basis is approximately $35 million.

         Attached hereto as Exhibit 99.1 is a description of the slides presented by Jefferies & Company, JCC Holding Company's investment advisors, at a presentation held before the Casino Tax Advisory Committee in New Orleans, Louisiana on November 13, 2000. Also attached hereto as Exhibit 99.2 is a Long-Term Restructuring Term Sheet prepared by us.

         The Casino Tax Advisory Committee was assembled by the Mayor of New Orleans to document its findings on the economic impact of, and other issues related to, the Harrah's New Orleans Casino, owned by Jazz Casino Company, L.L.C., our wholly-owned subsidiary, and make recommendations to the Mayor of New Orleans regarding various issues including the $100 million minimum payment due to the State of Louisiana. The Committee is scheduled to report its findings and recommendations to the Mayor of New Orleans by November 20, 2000. We believe that unless the minimum payment due to the State is reduced and economic concessions are obtained from numerous other parties to whom Jazz Casino Company, L.L.C. has financial obligations, we will not be able to continue as a viable business.

         The disclosures made in this Current Report reflect an analysis performed by us and our advisors. The recommendations made by our advisors have not been formally considered or approved by our board of directors or any other parties. For any such recommendations to be effectively implemented, if at all, will require the approval of our board of directors and numerous third parties, including our lenders, the State of Louisiana, the manager of our casino and others. No assurance can be given that all the approvals necessary to implement any or all of the recommendations disclosed in this Current Report or that implementation of any or all of such recommendations would assure our continued viability as an ongoing business. Without the implementation of such recommendations, however, we believe we will not be able to continue as a viable business. We believe that it will be necessary to initiate a bankruptcy proceeding (i) to implement the recommendations disclosed in this Current Report or (ii) if our current operating results do not dramatically improve immediately, which we do not expect.

         This Current Report with its Exhibits on Form 8-K includes forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, including in particular the statements about the projected gross gaming revenues for 2000 of $248 million, pro forma operating profit projections for 2002 and 2003 giving effect to the restructuring plan and the approximate level of gross gaming revenue needed for us to break even. Although we believe that the projection, plans, objectives, expectations and prospects reflected in or suggested by such forward-looking statements are reasonable, such statements involve uncertainties and risks, and we cannot assure that such projections, plans, objectives, expectations and prospects will be achieved. Important factors that could cause actual results to differ materially from the results anticipated by the forward-looking statements include our ability to reach agreement with third parties on such matters as (i) granting us waivers for our failure to comply with certain agreements with them,
(ii) reducing the $100 million minimum annual payment that we are required to make to the Louisiana Gaming Control Board and (iii) adjusting our operating expenses, debt and capital structure. All written or oral forward-looking Statements attributable to us are expressly qualified in their entirety by these cautionary Statements.

SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


JAZZ CASINO HOLDING COMPANY
(REGISTRANT)

         /s/   L. Camille Fowler
         -----------------------
         L. Camille Fowler
         Vice President - Finance, Secretary and Treasurer


Date:  November 17, 2000

                                INDEX TO EXHIBITS


EXHIBIT
NUMBER            DESCRIPTION
-------           -----------

  99.1            Slide Presentation from November 13, 2000 presentation by
                  Jefferies & Company, JCC Holding Company's investment advisors, to the Casino Tax Advisory Commission

  99.2            Long-Term Restructuring Term Sheet prepared by the Company
